Exhibit 2.2

BLUEWATER FINANCE LIMITED

as Issuer

BLUEWATER OIL & GAS INVESTMENTS LTD.

each of the INITIAL GUARANTORS named herein

and

THE BANK OF NEW YORK

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of March 31, 2004

10¼% Senior Notes due 2012

SUPPLEMENTAL INDENTURE, dated as of March 31, 2004, among Bluewater Finance Limited, a corporation with limited liability incorporated under the laws of the Cayman Islands (the “Issuer”), Bluewater Oil & Gas Investments Ltd., a company with limited liability incorporated under the laws of Nigeria, (“BOGI”), the Initial Guarantors (as defined herein) and The Bank of New York, as Trustee.

RECITALS

WHEREAS, the Issuer, the initial Guarantors party thereto (the “Initial Guarantors” and, together with BOGI, the “Guarantors”) and the Trustee have entered into an Indenture, dated as of February 22, 2002 (the “Indenture”), pursuant to which the Issuer has issued $335 million aggregate principal amount of 10¼% Notes due 2012 (the “Notes”) and the Initial Guarantors previously have jointly and severally guaranteed on a senior subordinated basis (the “Initial Guarantees”) certain obligations of the Issuer in respect of the Notes pursuant to the Indenture and a Notation of Guarantee executed and delivered by them;

WHEREAS, Section 9.01 of the Indenture provides that the Issuer, the Initial Guarantors and the Trustee may amend or supplement the Indenture in order to provide for the issuance of an additional guarantee (an “Additional Guarantee” and, together with the Initial Guarantees, the “Guarantees”) pursuant to this Supplemental Indenture and an additional Notation of Guarantee (the “Additional Notation of Guarantee”) without the consent of the Holders of the Notes;

WHEREAS, the Issuer, the Initial Guarantors, BOGI and the Trustee now wish to supplement the Indenture in order to provide for the issuance of an Additional Guarantee by BOGI as described above;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Issuer, BOGI, the Initial Guarantors and the Trustee have been done to make this Supplemental Indenture a valid and binding agreement of the Issuer, BOGI, the Initial Guarantors and the Trustee, in accordance with its terms, and to make the Additional Notation of Guarantee, when duly issued and executed by the Guarantors, a valid and binding agreement of the Guarantors:

ARTICLE 1

SECTION 1.01.              Supplemental Indenture.

This Supplemental Indenture is supplemental to the Indenture and forms and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuer, the Guarantors and the Trustee.

ARTICLE 2

SECTION 2.01.              Indenture.

From this date, in accordance with the Indenture and by executing this Supplemental Indenture and the Additional Notation of Guarantee, the Guarantors whose signatures appear below are subject to the relevant provisions of the Indenture relating to Guarantors to the extent provided for therein, including, without limitation, in Article 10 thereunder.

SECTION 2.01.              Additional Guarantee.

Without limiting the generality of the foregoing, BOGI hereby becomes a party to the Indenture by executing this Supplemented Indenture and hereby unconditionally, jointly and severally with each other Guarantor, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest and any other amounts due on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, on the Notes and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Article Ten of the Indenture.

ARTICLE 3

SECTION 3.01.              Notes and Initial Guarantees.

Except as specifically modified herein, the Indenture, the Notes and the Initial Guarantees are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

SECTION 3.02.              Trustee.

Except as otherwise expressly provided herein, no additional duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture or the Additional Guarantee, except as provided in the Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

ARTICLE 5

SECTION 5.01.              Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.02.              Successors.

All agreements of the Issuer and the Guarantors, if any, in this Supplemental Indenture, if any, shall bind their successors.  All agreements of the Trustee in this Supplemental Indenture and the Additional Notation of Guarantee shall bind its successors.

SECTION 5.03.              Duplicate Originals.

All parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 5.04.              Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

By the execution and delivery of this Supplemental Indenture, the Issuer and each of the Guarantors irrevocably agrees that any suit, action or proceeding arising out of or relating to this Supplemental Indenture may be instituted in any federal or state court in the State of New York, sitting in the Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding brought in such a court and waives any other requirements of or objections to personal jurisdiction with respect thereto.  For so long as any Notes remain outstanding, the Issuer and each of the Guarantors irrevocably appoint Watson, Farley & Williams, located at 380 Madison Avenue, New York, NY 10017 as their respective agent (the “Authorized Agent”) for service of process in any suit, action or proceeding arising out of or relating to this Indenture, that may be instituted in federal or state court in the State of New York, Borough of Manhattan.  Such appointment shall be irrevocable during the aforesaid period unless and until replaced by an agent reasonably acceptable to the Trustee.  The Issuer and the Guarantors represent and warrant that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer and the Guarantors agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid, and, in the event such appointment ceases to be in full force and effect, the Issuer and the Guarantors agree for so long as any Notes remain outstanding to irrevocably appoint CT Corporation System located at 111 Eighth Avenue, New York, NY 10011 as their respective Authorized Agent for such service of process.  Service of process upon the Authorized Agent and written notice of such service to the Issuer or any Guarantor, as applicable, shall be deemed, in every respect, effective service of process upon the Issuer and such Guarantor.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction (including by claim or designation, sovereign immunity) of any court or from any legal process (whether through service of notice, attachment prior to or post judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Issuer and each of the Guarantors hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

THE COMPANY

BLUEWATER FINANCE LIMITED

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

THE GUARANTORS

BLUEWATER HOLDING B.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER ENERGY SERVICES B.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER INTERNATIONAL B.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER FLOATING PRODUCTION B.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

AURELIA ENERGY N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER ENERGY N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER OFFSHORE PRODUCTION SYSTEMS N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (GLAS DOWR) N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER TERMINAL SYSTEMS N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (NEW HULL) N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (BLEO HOLM) N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (MUNIN) N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (HAEWENE BRIM) N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLEO HOLM STANDBY PURCHASER N.V.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER SERVICES (UK) LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER OPERATIONS (UK) LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (UK) LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (FLOATING PRODUCTION) LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

PIERCE PRODUCTION COMPANY LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER OFFSHORE PRODUCTION SYSTEMS (USA) INC.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER OFFSHORE PRODUCTION SYSTEMS LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER (MALTA) LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER EQUIPMENT LEASING LTD.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

BLUEWATER BRASIL LTDA.

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

The Common Seal of

BLUEWATER OFFSHORE PRODUCTION SYSTEMS NIGERIA LTD. was affixed.

In the presence of:

By:	/S/ OGHOGHO AKPATA
Name: Oghogho Akpata
Title: Director

By:	/s/ TEMPLARS BARRISTERS & SOLICITORS
Name: Templars Barristers and Solicitors
Title: Secretary

BLUEWATER (NORWAY) ANS

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

LUFENG DEVELOPMENT COMPANY ANS

By:	/s/ KEES VOORMOLEN
Name: Kees Voormolen
Title: Attorney-in-fact

The Common Seal of
BLUEWATER OIL & GAS INVESTMENTS LTD.
was affixed.

In the presence of:

By:	/s/ MICHEL BONTE
Name: Michel Bonte
Title: Director

By:	/s/ ALUKO & OYEBODE
Name: Aluko & Oyebode
Title: Secretary

TRUSTEE

THE BANK OF NEW YORK
as Trustee

By:	/s/ DANIEL WYNNE
Name: Daniel Wynne
Title: Assistant Vice President